Filed pursuant to Rule 424(b)(5)
Registration No. 333-265710

Prospectus Supplement
(To Prospectus dated June 24, 2022)

Up to $50,000,000

Common Stock

We have entered into an equity distribution agreement, dated October 18, 2022 (the “Equity Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”) relating to our shares of common stock, par value $0.001 per share, that may be offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of common stock having an aggregate offering price of up to $50,000,000 from time to time through Canaccord Genuity LLC, acting as our sales agent.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AGFY.” On October 17, 2022, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $10.70 per share, as adjusted for the one-for-ten reverse stock split that we implemented on October 18, 2022.

Sales of our common stock, if any, under this prospectus supplement and accompanying base prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market for our common stock. Subject to terms of the Equity Distribution Agreement, Canaccord is not required to sell any specific number or dollar amount of shares of common stock but will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the shares requested to be sold by us consistent with its normal trading and sales practices, on terms mutually agreed between Canaccord and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord will be entitled to compensation under the terms of the Equity Distribution Agreement at a fixed commission rate not to exceed 3.0% of the gross proceeds from each issuance and sale of shares of common stock. In connection with the sale of our common stock on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 8 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our filings incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Canaccord Genuity

This prospectus supplement is dated October 18, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are responsible for the information contained in this prospectus supplement and accompanying prospectus and in any applicable prospectus supplement. Neither we nor Canaccord has authorized anyone to provide you with different information, and neither we nor Canaccord take responsibility for any other information others may give you. Neither we nor Canaccord is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Except as otherwise set forth in this prospectus supplement, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement outside the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement outside the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated therein and herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and Canaccord has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and Canaccord take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, including the documents incorporated by reference, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information.”

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus supplement to “Agrify,” the “Company,” “we,” “us” and “our” refer to Agrify Corporation and its subsidiaries. Agrify, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-5 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a rapidly growing developer of proprietary hardware and software cultivation and extraction solutions for the cannabis and hemp industry. We believe we are passionately transforming cannabis cultivation and extraction methods through innovation. Our mission is to become the world’s most vertically integrated solution provider for the cannabis and hemp industry globally, while driving superior quality, consistency, and Return on Investment (“ROI”) for our valued customers. We currently have three primary areas of business focus:

●	Cultivation Solutions

●	Extraction Solutions

●	Facility Design & Building Services

Cultivation Solutions

While we do not cultivate, come in contact with, distribute, process, or dispense cannabis or hemp or any cannabis or hemp derivatives that are currently prohibited under United States federal law, our equipment and business solutions can be used within indoor grow and processing facilities by fully licensed cannabis and hemp cultivators and processors or in some cases, by individual processors for individual use in compliance with applicable law. We sell our proprietary cultivation solutions to independent licensed cultivators. The two primary products we sell are the Agrify Vertical Farming Unit and Agrify Insights SaaS (“Software-as-a-Service”) software.

Agrify Vertical Farming Unit (“VFU”)

We believe our proprietary VFU technology is the only product in the market that offers a modular, compartmentalized micro-climate growing system for indoor vertical farming. Our VFU system is designed for large-state and multi-state operators who are looking to consistently produce higher-quality crops at scale. The ideal facility size that we target in our sales process ranges from 20,000 square feet to 50,000 square feet. The VFU is an integrated hardware and software growing system. These units are designed to line up horizontally in rows, and they can be stacked vertically up to 3 units tall, taking advantage of unused indoor vertical space.

Agrify Insights SaaS Software Solution

Each individual VFU sold includes a license for Agrify Insights SaaS Software (“Agrify Insights software”), and a monthly SaaS subscription fee is charged, per VFU. The VFU cannot operate successfully without the use of Agrify Insights software, and we typically charge between $2,400 to $3,600 per VFU sold, per year. On average Agrify Insights SaaS Software license agreement is for a multi-year term, with an annual auto renewal.

Agrify Insights software is cloud-based software as a service that interfaces with a microservices middleware and relational database that integrates with our hardware and provides our managers, facility owners, facility managers, and growers real-time control and monitoring of facilities, growing conditions, and insights into both production and profit optimization. The combination of precise environmental control and automation with data collection and actionable insights empowers our customers to be more efficient, more productive, and more intelligent about how they run their businesses. We believe that the robust data analytics capabilities from our Agrify Insights software platform coupled with our VFU system is enabling our customers to transform their businesses and quality of the product they are cultivating.

Extraction Solutions

While we do not extract, come in contact with, distribute, process, or dispense cannabis or hemp or any cannabis or hemp derivatives that are currently prohibited under United States federal law, our extraction equipment and business solutions can be used within indoor processing facilities by fully licensed cannabis and hemp cultivators and processors or in some cases, by individual processors for individual use in compliance with applicable law. We sell our proprietary extraction solutions to independent, licensed cultivators and processing labs.

Cannabis represents a potential cornucopia of medicinal and pharmaceutical advancement. Cannabis produces over 550 different phytochemicals, over 120 of which are cannabinoids like tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”). Other cannabinoids like varins, cannabigerivarin (“CBGV”), tetrahydrocannabivarin (“THCV”), and cannabidivarin (“CBDV”) are less well known and potentially offer significant value. As we continue to learn more about the complex chemical composition of cannabis, the need for distillation solutions is clear. Distillation enables the identification, isolation, and separation of valuable cannabis metabolites. The ability to take cannabis compounds distilled into their pure forms, and then recombine them into specific, purposeful end-products could have significant potential for the pharmaceutical industry in the future.

Since October 2021, we have been strategically focused on establishing ourselves as a global leader in the cannabis and hemp extraction equipment industry, complementing our cutting-edge cannabis and hemp cultivation solutions. Over a 5-month period, we acquired four of the top brand names in the industry:

●	Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions (“Precision”) - Market leader in developing and producing high-quality hydrocarbon extraction solutions was acquired by Agrify on October 1, 2021.

●	Cascade Sciences, LLC (“Cascade”) - Market leader in developing and producing high-quality vacuum purge ovens and decarboxylation ovens was acquired by Agrify on October 1, 2021.

●	PurePressure, LLC (“PurePressure”) - Market leader in developing and producing high-quality solventless extraction solutions was acquired by Agrify on December 31, 2021.

●	LS Holdings Corp. (“Lab Society”) - Market leader in developing and producing high-quality distillation and solvent separation extraction solutions was acquired by Agrify on February 1, 2022.

Combined, the four acquisitions listed above provide what we believe to be the most comprehensive extraction solutions from a single provider, with over 7,000 customers, including over 30 Multi-State-Operators, and some of the best extraction labs in the industry. Our leading extraction brands provide equipment and solutions for extraction, post-processing, and testing for the cannabis and hemp industry. The extraction, post-processing and testing services are complementary and highly attractive areas of the supply chain.

Our extraction division now offers cutting-edge technologies and end-to-end service solutions. Solutions from the extraction division include equipment, technology, facility and lab design, and extensive research and development capabilities. By providing new hardware-as-a-service we intend to capture higher margin recurring revenue and supply chain optimization through streamlined product sourcing, purchasing, manufacturing, and warehousing.

Facility Design & Building Services

Agrify provides fully integrated architectural, engineering, and project management oversight of qualified General Contractors for its customers commercial cannabis facilities buildouts. Each custom commercial cannabis facility is specifically designed to maximize the production output of Agrify’s proprietary VFU’s and cannabis extraction product solutions.

Recent Developments

On October 4, 2022, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice has no immediate effect on the listing of our common stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days during this 180-day compliance period, unless the Staff exercises its discretion to extend the minimum trading day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G). The compliance period will expire on April 3, 2023.

On October 18, 2022, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”), which was approved by the Company’s stockholders at our Special Meeting of Stockholders held on October 14, 2022 and by the Company’s Board of Directors. The Certificate of Amendment effected a 1-for-10 reverse stock split of our common stock, in which each ten (10) shares of common stock issued and outstanding as of 12:01 a.m. Eastern Time on October 18, 2022 (the effective time of the reverse stock split) were combined and converted into one share of common stock. While the reverse stock split decreased the number of outstanding shares of common stock, it did not change the total number of shares of common stock authorized for issuance by us, nor did it change the par value of the common stock. The reverse stock split is primarily intended to bring us into compliance with the Minimum Bid Requirement.

No fractional shares of common stock were issued in connection with the reverse stock split. Instead, we issued one whole share of common stock to any stockholder who would have been entitled to receive a fractional share of common stock due to the reverse stock split. All shares and per share amounts set forth in this prospectus supplement have been retrospectively adjusted to reflect the reverse stock split.

Our Corporate Information

We were incorporated under the laws of the State of Nevada on June 6, 2016, originally incorporated as Agrinamics, Inc. On September 16, 2019, we amended our articles of incorporation to reflect a name change to Agrify Corporation. Our principal executive offices are located at 76 Treble Cove Road, Building 3, Unit 3, Billerica, MA 01862, and our telephone number is (617) 896-5243. Our website address is www.agrify.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus supplement and does not constitute part of this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING

Common stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $50,000,000 from time to time through Canaccord.

Common stock to be outstanding after this offering	Up to 7,343,932 (as more fully described in the notes following this table), assuming sales of 4,672,897 shares of our common stock in this offering at an assumed offering price of $10.70 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on October 17, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds	We currently intend to use the net proceeds from the sale of the securities under this prospectus supplement for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Manner of offering	“At the market offering” that may be made from time-to-time through our sales agent, Canaccord Genuity LLC. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. Please see “Risk Factors” on page S-5 of this prospectus supplement and on page 8 of the accompanying prospectus, as well as the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission, or SEC, under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol	“AGFY”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 2,671,035 shares outstanding as of October 18, 2022. The number of shares outstanding as of October 18, 2022 as used throughout this prospectus supplement, unless otherwise indicated, excludes as of such date:

●	2,430,783 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $22.57 per share;

●	283,477 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $73.63 per share;

●	179,300 shares of our common stock issuable upon the vesting of restricted stock units;

●	66,889 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	50,000 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan; and

●	33,416 shares of our common stock reserved for future issuance in connection with completed acquisitions.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the accompanying prospectus, and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We have received a notice from Nasdaq of non-compliance with its minimum bid price rules.

On October 4, 2022, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days during this 180-day compliance period, unless the Staff exercises its discretion to extend the minimum trading day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G).

In the event that we do not regain compliance with the Minimum Bid Requirement prior to the expiration of the compliance period, we will receive written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. A delisting of our common stock would have an adverse effect on the market liquidity of our common stock and, as a result, the market price for our common stock could become more volatile. Further, a delisting also could make it more difficult for us to raise additional capital.

Our recently completed reverse stock split is subject to several risks, and we cannot predict whether it will increase the market price for our common stock.

We cannot predict whether the 1-for-10 reverse stock split completed on October 18, 2022 will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the reverse stock split, including:

●	The market price per share of our shares of common stock post-split may not remain in excess of the Minimum Bid Requirement, or we may fail to meet the other requirements for continued listing on Nasdaq, resulting in the delisting of our common stock.

●	Although the Board of Directors believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the reverse stock split and there can be no assurance that the reverse stock split will result in the intended benefits.

●	The reverse stock split could be viewed negatively by the market and other factors may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the reverse stock split. Accordingly, the total market capitalization of our shares of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Any reduction in total market capitalization as the result of the reverse stock split may make it more difficult for us to meet the Nasdaq Listing Rule regarding minimum value of listed securities, which could result in our shares of common stock being delisted from The Nasdaq Capital Market.

●	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You may experience significant dilution as a result of sales of shares pursuant to this prospectus supplement, which may adversely affect the per share trading price of our common stock.

Sales of shares pursuant to this prospectus supplement may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock and the application of the expected net proceeds. The actual amount of dilution from sales of shares pursuant to this prospectus supplement, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time.

The actual number of shares we will issue under the sales agreement with Canaccord, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with Canaccord and compliance with applicable law, we have the discretion to deliver placement notices to Canaccord at any time throughout the term of the sales agreement. The number of shares that are sold by Canaccord after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with that sales agent.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $50,000,000 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

Our management team will have broad discretion with respect to the use of any net proceeds of this offering.

Although we have described the intended use of any net proceeds of this offering in the section titled “Use of Proceeds,” our management will have broad discretion in the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations, liquidity or ability to pay dividends and cause the price of our common stock to decline. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments. These investments may not yield a favorable return to our stockholders.

There are risks, including stock market volatility, inherent in owning our common stock.

The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and the documents incorporated herein and therein by reference contain, forward-looking statements and information relating to Agrify Corporation. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to:

●	our market opportunity;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to retain our existing customers and to increase our number of customers;

●	the future growth of the indoor agriculture industry and demands of our customers;

●	our ability to effectively manage or sustain our growth;

●	integration of complementary businesses and technologies;

●	our ability to maintain, or strengthen awareness of, our brand;

●	future revenue, hiring plans, expenses, capital expenditures, and capital requirements;

●	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;

●	the loss of key employees or management personnel;

●	our financial performance and capital requirements; and

●	our ability to maintain, protect, and enhance our intellectual property.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with Canaccord as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

DILUTION

If you purchase shares of our common stock in this offering, your interest may be diluted to the extent of the difference between the offering price of our common stock offered hereby and the as-adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share of common stock is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of June 30, 2022 was approximately $78.0 million, or $29.33 per share, based on 2,659,043 shares of common stock outstanding at June 30, 2022.

After giving effect to our sale in this offering of shares of common stock in the aggregate amount of $50,000,000 at an assumed public offering price of $10.70 per share (the last reported sale price per share of our common stock on The Nasdaq Capital Market on October 17, 2022), and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $126.3 million, or $17.23 per share. This represents an immediate decrease in net tangible book value of $12.10 per share to our existing shareholders and an immediate accretion of $6.53 per share to new investors purchasing shares of common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$10.70
Net tangible book value per share as of June 30, 2022	$29.33
Decrease in net tangible book value per share attributable to this offering based on assumed offering price	$12.10
As adjusted net tangible book value per share after this offering based on assumed offering price		$17.23
Accretion per share to new investors based on assumed offering price		$6.53

The table above assumes for illustrative purposes that an aggregate of 4,672,897 shares of common stock are sold at a price of $10.70 per share, the last reported sale price per share of our common stock on Nasdaq on October 17, 2022, for aggregate gross proceeds of approximately $50,000,000. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $10.70 per share shown in the table above, assuming all of our shares of common stock in the aggregate amount of $50,000,000 are sold at that price, would increase the accretion in net tangible book value per share to new investors in this offering by $0.38 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $10.70 per share shown in the table above, assuming all of our shares of common stock in the aggregate amount of $50,000,000 are sold at that price, would decrease the accretion in net tangible book value per share to new investors in this offering by $0.38 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The table and discussion above are based on 2,659,043 shares of common stock issued and outstanding on June 30, 2022 and excludes as of that date the following:

●	1,011,180 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $68.25 per share;

●	329,090 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $70.55 per share;

●	No shares of our common stock issuable upon the vesting of restricted stock units;

●	200,575 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	50,000 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan; and

●	33,416 shares of our common stock reserved for future issuance in connection with completed acquisitions.

To the extent that any of the outstanding warrants or options are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Canaccord under which we may issue and sell our shares of common stock having an aggregate gross sales price of up to $50,000,000 from time to time through Canaccord acting as agent. A copy of the Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell our common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market for our common stock. We may instruct Canaccord not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Canaccord may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Canaccord commissions for its services in acting as agent in the sale of our common stock. Canaccord will be entitled to compensation at a fixed commission rate not to exceed 3.0% of the gross proceeds of each issuance and sale of common stock pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required to be sold pursuant to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to $75,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the Equity Distribution Agreement, will be approximately $186,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement or as otherwise permitted therein. We and Canaccord may each terminate the Equity Distribution Agreement at any time upon ten days’ prior notice.

Canaccord and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Canaccord will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Sherman & Howard L.L.C., Las Vegas, Nevada. Canaccord is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2021 and 2020 as set forth in their report dated March 31, 2022. We have incorporated by reference our financial statements in this prospectus supplement and the accompanying prospectus in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.  The balance sheets of Cascade Sciences, LLC as of December 31, 2020 and 2019 and the related statements of income, members’ equity and cash flows for the years then ended, have been audited by Baker Tilly US LLP, independent auditor, as stated in their report dated December 8, 2021, which is incorporated by reference herein. The consolidated balance sheets of Mass2Media, LLC dba PC2 Holdings, LLC and Affiliate as of December 31, 2020 and 2019 and the related consolidated statements of net loss, members’ equity (deficit) and cash flows for the years then ended, have been audited by Baker Tilly US LLP, independent auditor, as stated in their report dated December 8, 2021, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.agrify.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or documents we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-265710) under the Securities Act with respect to the common stock offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement or incorporated by reference therein. This prospectus supplement, which constitutes a part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock we are offering by this prospectus supplement. Statements herein concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 29, 2022;

●	Our Current Reports on Form 8-K filed with the SEC October 5, 2021 (and the amendment thereto filed with the SEC on December 17, 2021), January 5, 2022, January 26, 2022, February 2, 2022, March 18, 2022, April 12, 2022, June 9, 2022, July 14, 2022, August 10, 2022, August 19, 2022, October 6, 2022, and October 17, 2022;

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on January 26, 2021; and

●	All future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of the prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

Agrify Corporation

76 Treble Cove Road, Building 3

Billerica, MA 01862

Telephone: (617) 896-5243

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor Canaccord has authorized anyone else to provide you with different information. Neither we nor Canaccord is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$200,000,000

AGRIFY CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may from time to time issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, warrants, debt securities and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “AGFY.” On June 17, 2022, the closing price for our Common Stock, as reported on The Nasdaq Capital Market, was $2.14 per share. Our principal executive offices are located at 76 Treble Cove Road, Building 3, Unit 3, Billerica, MA 01862.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 24, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, warrants to purchase any of such securities, debt securities and units comprised of any such securities with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends or other payments, if any;

●	redemption, conversion, exchange, settlement or sinking fund terms, if any;

●	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov).

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

●	the names of those underwriters, dealers or agents;

●	applicable fees, discounts, and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors,” before investing in our securities. All references to “Company” “we,” “our” or “us” refer solely to Agrify Corporation and its subsidiaries and not to the persons who manage us or sit on our Board of Directors (the “Board”).

About Agrify Corporation

Overview

We are a rapidly growing developer of proprietary hardware and software cultivation and extraction solutions for the cannabis and hemp industry. We believe we are passionately transforming cannabis cultivation and extraction methods through innovation. Our mission is to become the world’s most vertically integrated solution provider for the cannabis and hemp industry globally, while driving superior quality, consistency, and Return on Investment (“ROI”) for our valued customers. We currently have three primary areas of business focus:

●	Cultivation Solutions

●	Extraction Solutions

●	Facility Design & Building Services

Cultivation Solutions

While we do not cultivate, come in contact with, distribute, process, or dispense cannabis or hemp or any cannabis or hemp derivatives that are currently prohibited under United States federal law, our equipment and business solutions can be used within indoor grow and processing facilities by fully licensed cannabis and hemp cultivators and processors or in some cases, by individual processors for individual use in compliance with applicable law. We sell our proprietary cultivation solutions to independent licensed cultivators. The two primary products we sell are the Agrify Vertical Farming Unit and Agrify Insights SaaS (“Software-as-a-Service”) software.

Agrify Vertical Farming Unit (“VFU”)

We believe our proprietary VFU technology is the only product in the market that offers a modular, compartmentalized micro-climate growing system for indoor vertical farming. Our VFU system is designed for large-state and multi-state operators who are looking to consistently produce higher-quality crops at scale. The ideal facility size that we target in our sales process ranges from 20,000 square feet to 50,000 square feet. The VFU is an integrated hardware and software growing system. These units are designed to line up horizontally in rows, and they can be stacked vertically up to 3 units tall, taking advantage of unused indoor vertical space with the below advantages:

●	Superior Floor Space Utilization. Each VFU provides two growing rows. Our design introduces an open-room facility design approach to maximize available cultivation floor print while offering superior risk mitigation via individual compartmentalized cultivation chambers.

●	Precise Environmental Controls. Each VFU has an environmental control unit that is integrated with our proprietary cultivation software, Agrify Insights software. This integration allows for precise control and automation over light photoperiod and intensity, temperature, humidity, vapor pressure deficit (“VPD”), carbon dioxide, fertigation, and irrigation throughout the life cycle of the plants.

●	Modular Scalability. The VFU is designed with proper loading to stack up to 3 units tall, sextupling production volume over the same footprint. Each unit is designed to easily integrate with a mezzanine catwalk system.

●	Biosecurity and Risk Mitigation. The VFU has a motorized curtain on both sides of the unit that enclose the grow area to prevent light-leak and spread of disease that would typically lead to facility-wide crop failure. Contamination can be controlled and limited to the affected units, which are designed with sanitation in mind. From the aluminum frame to the selection of antimicrobial plastics and down to the IP65 electronics and polycarbonate-lensed LED lights, the entire VFU can be easily sanitized.

●	Worker Safety. The VFU’s working area is 8 feet tall, allowing easy access to both rows of plants within the unit. As the motorized curtains can be lifted on either side, this also allows efficient ergonomics at arm’s length. Similarly, our Interlight LED technology is dimmed or turned-off when the curtains are raised for a more ambient working environment.

Examples of VFU infrastructure versus traditional grows

To further illustrate the benefit of going with the VFU infrastructure versus a more traditional indoor cultivation setup with conventional LED lights or conventional HPS lights, we have conducted a comparative analysis internally on an approximately 45,000 square foot facility.

While the upfront cost is more for the facility that is outfitted in VFUs, that is quickly offset by the fact that a VFU outfitted facility has the capacity to generate about 4x the amount of estimated annual revenue and over 4x the annual estimated EBITDA. In looking at the numerical values in the model, it becomes even more compelling when comparing the VFU facility to a facility with a traditional grow room. Assuming an initial investment of approximately $27.7 million for the VFU facility build-out, our model indicates that the facility owner would recoup their initial investment and produce significant free cash flow in the first year of operation assuming the facility should be able to achieve almost $88 million of estimated annual revenue and roughly $78.4 million in annual estimated EBITDA. In contrast, the traditional indoor facilities would cost approximately $8.8 million or a little less than $16.5 million to build out depending on which lights are used and would generate approximately $20.4 million or $22.5 million in estimated annual revenue and right around $16 million or just under $19 million in annual estimated EBITDA. When comparing the different facility types on a side-by-side analysis, we believe the VFU facility is far more attractive than either type of traditional facility given the financial upside is significantly higher and is a far more sophisticated way to grow crops.

We have also modelled out another scenario in which a prospective customer has a license that stipulates that they are permitted to operate with at most 16,200 square feet of canopy space in their facility (which is the exact same amount of canopy square footage displayed in the above model for the traditional setup in the 45,000 square foot facility). However, given the modular and stackable nature of the VFUs, we are able to help the customer achieve the same canopy square footage with 253 VFUs in a facility that is only 20,000 square feet, which is less than half the size of the traditional facility. While canopy square footage is basically identical for all of the different cultivation approaches we looked at in this particular simulation, the VFU setup requires a much smaller and theoretically much less expensive facility, and because the VFUs are more productive, the estimated annual yield is about 31% higher than in the facility with the traditional grow room setup and conventional LED lights and 45% higher than in the facility with the traditional grow room setup and conventional HPS lights.

Agrify Insights SaaS Software Solution

Each individual VFU sold includes a license for Agrify Insights SaaS Software (“Agrify Insights software”), and a monthly SaaS subscription fee is charged, per VFU. The VFU cannot operate successfully without the use of Agrify Insights software, and we typically charge between $2,400 to $3,600 per VFU sold, per year. On average Agrify Insights SaaS Software license agreement is for a multi-year term, with an annual auto renewal.

Agrify Insights software is cloud-based software as a service that interfaces with a microservices middleware and relational database that integrates with our hardware and provides our managers, facility owners, facility managers, and growers real-time control and monitoring of facilities, growing conditions, and insights into both production and profit optimization. The combination of precise environmental control and automation with data collection and actionable insights empowers our customers to be more efficient, more productive, and more intelligent about how they run their businesses. We believe that the robust data analytics capabilities from our Agrify Insights software platform coupled with our VFU system is enabling our customers to transform their businesses and quality of the product they are cultivating.

The Agrify Insights software is focused around optimizing four key components:

●	Optimization at the plant level;

●	Optimization at the VFU unit level;

●	Optimization at the facility level; and

●	Optimization at the business level.

When these key components are combined, they encompass the cultivation operations of an Agrify customer. By reducing human error and providing insights through data collection and analysis, Agrify Insights software minimizes risk and increases operational efficiencies. Ultimately, our customers are seeking to produce the same consistent end product no matter where they are located.

Plant-Level Optimization

Central to our solution is granular control of the cultivation environment. The end-product of a crop is determined by both the plant’s genetics and the environment in which the plants are grown. Control over the growing environment is accomplished through the Agrify Insights software. By recording over 1.5 million data points per VFU per year and being able to reproduce specific environments based on the data, cultivators are effectively able to minimize the variation in their crops and dial-in the maximum quality. Further individual plant varietals can be optimized by tailoring the grow plan (recipe for cultivation) to enhance particular genetic traits; increasing the temperature can speed chemical processes and growth rates and adjusting the length of different phases of a plant’s lifecycle can maximize the crop’s yield. Additionally, when new varieties of plants are cultivated, having multiple controlled, compartmentalized, growth chambers allow for iterative experiments which offer real insight into how new varieties are best cultivated. For example, you can grow a new variety in 5 different VFUs that are set to mimic the climate of different geographies to see where the varieties are suited to grow.

Our “Grow Plans” are the templates or recipes that define the parameters for each lifecycle. Grow Plans define the environmental settings (light - photoperiod and intensity/ temperature / humidity / VPD / CO2 / irrigation / fertilization) for each crop variety and cultivator as well as the schedule for completing, as applicable, “plant-hands-on” tasks such as bottoming, pruning, and harvest. Agrify Insights software ships to the customer with many pre-developed Grow Plans and customers can create their own Grow Plans, electing to share them with other customers or not.

Individual VFU Level Optimization

Our VFU hardware provides cultivation environmental control within the growth chamber. This hardware and its component valves, motors and sensors are directed and controlled by Agrify Insights software.

●	Monitor and Control Agrify Hardware. Agrify Insights software can either automatically or manually control our hardware. For example, the water-chilled fan coil can keep temperature in a range accurate to 1.5 degrees Fahrenheit.

●	Cultivation Environmental Control. Using Agrify Insights software, users can view environmental charts that plot temperature, humidity, carbon dioxide over time. It also shows when the plants were irrigated and whether the unit is in cooling, circulating, or dehumidifying mode. We sample these values every minute and report them back to the cloud every 15 minutes, or more often if there have been significant changes. Each growing chamber reports approximately 1.5 million data points annually, enabling our clients to perform in-depth analysis of grow performance. The manual control screen visualizes the current state of the grow chamber and enables our technicians to take direct control for troubleshooting, if necessary. The device log shows us what decisions were made by the onboard Agrify Insights software and why.

Facility Level Optimization

Our modular VFUs are deployed in scale at a customer’s facility with the smallest commercial operation deployment to date being 63 VFUs. Agrify Insights software is designed to operate these individual VFUs as a combined facility. Agrify Insights software features at the facility level include:

●	Production Planning. The production planning feature is designed to maximize a facility’s utilization by executing a “best-fit” scheduling algorithm to selected Grow Plans across the growing units that have been deployed at a customer facility. Since grow plans typically have a different number of growing days that start on staggered schedules, this module is a critical component for optimizing the planting and moving schedules, significantly increasing plant production, and reducing the cost per pound of harvest.

●	Workforce Management. Agrify Insights software includes a workforce planning feature to assign tasks to staff. These tasks can be automatically assigned based on user role or their knowledge, skills, and abilities. The calendar displays the estimated amount of time required to complete plant-touching tasks on any given day.

●	Automatic Notification System. Users can select to subscribe to anomalous events, and users are notified in the order in which they are listed. If a user does not acknowledge the notification within the specified time frame, the next user in the list is notified, providing the business with 24/7 monitoring and notifications.

●	Preventative Maintenance. Our equipment and facility preventative maintenance schedules and related tasks are contained, tracked and monitored within Agrify Insights software.

●	Facility Infrastructure Controls. Agrify Insights software controls the irrigation on a facility level as well as connects with the water chilled HVAC system and ambient lighting system, providing our customers a central piece of software for facility management.

Optimization at the Business Level

Agrify Insights software analysis features enable customers to understand how cultivation decisions impact their overall business. Understanding the data from the cultivation facility can help our customers better plan and make informed decisions that impact downstream parts of their business.

●	Consumables Procurement Integration. Each task can also be assigned a set of consumables whose inventory will be reduced when the task is started. This feature can help customers manage supply levels and can automatically create purchase orders so that they never run out of required supplies.

●	Online Standard Operating Procedures (“SOPs’’) and Safety Datasheets. Agrify Insights software hosts digital copies of our included Standard Operating Procedures and datasheets, or users can upload their own via our content management system, ensuring that the most recent version of SOPs and forms are available to users.

●	Roles-Based Dashboards. Ability to obtain access to information specifically suited to your workforce’s various needs. Facility owners have access to high-level information about crop yields and equipment usage in an easy-to-understand scorecard. Farm managers receive a worksheet and calendar that lets them manage their workforce and automatically assign plant-touching tasks. This also provides facility managers with an ongoing window into consumables and lets them set inventory levels.

●	Data Collection. Agrify Insights software is a centralized repository for all data relating to the cultivation aspects of our clients’ business, including research and development testing data, and the ability to capture and compare test results. By doing so, Agrify Insights software becomes a customers’ cultivation statement of record.

●	Financial Simulator / What If Scenarios. Our operating expenses (“OpEx”) calculator enables users to evaluate impacts to profitability by changing hundreds of attributes including, but not limited to, changes to costs in labor, electric, water, CO2, and growing media as well as potential volatility in yields and pricing.

●	Regulatory Reporting Integration. We have integrated our software with Metrc, a leading seed-to-harvest compliance management and tracking solution, which will enable our customers to handle most regulatory reporting directly through Agrify Insights software.

Extraction Solutions

While we do not extract, come in contact with, distribute, process, or dispense cannabis or hemp or any cannabis or hemp derivatives that are currently prohibited under United States federal law, our extraction equipment and business solutions can be used within indoor processing facilities by fully licensed cannabis and hemp cultivators and processors or in some cases, by individual processors for individual use in compliance with applicable law. We sell our proprietary extraction solutions to independent, licensed cultivators and processing labs.

Cannabis represents a potential cornucopia of medicinal and pharmaceutical advancement. Cannabis produces over 550 different phytochemicals, over 120 of which are cannabinoids like tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”). Other cannabinoids like varins, cannabigerivarin (“CBGV”), tetrahydrocannabivarin (“THCV”), and cannabidivarin (“CBDV”) are less well known and potentially offer significant value. As we continue to learn more about the complex chemical composition of cannabis, the need for distillation solutions is clear. Distillation enables the identification, isolation, and separation of valuable cannabis metabolites. The ability to take cannabis compounds distilled into their pure forms, and then recombine them into specific, purposeful end-products could have significant potential for the pharmaceutical industry in the future.

Since October 2021, we have been strategically focused on establishing ourselves as a global leader in the cannabis and hemp extraction equipment industry, complementing our cutting-edge cannabis and hemp cultivation solutions. Over a 5-month period, we acquired four of the top brand names in the industry:

●	Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions (“Precision”) - Market leader in developing and producing high-quality hydrocarbon extraction solutions was acquired by Agrify on October 1, 2021.

●	Cascade Sciences, LLC (“Cascade”)- Market leader in developing and producing high-quality vacuum purge ovens and decarboxylation ovens was acquired by Agrify on October 1, 2021.

●	PurePressure, LLC (“PurePressure”) - Market leader in developing and producing high-quality solventless extraction solutions was acquired by Agrify on December 31, 2021.

●	LS Holdings Corp. (“Lab Society”) - Market leader in developing and producing high-quality distillation and solvent separation extraction solutions was acquired by Agrify on February 1, 2022.

Combined, the four acquisitions listed above provide what we believe to be the most comprehensive extraction solutions from a single provider, with over 7,000 customers, including over 30 Multi-State-Operators, and some of the best extraction labs in the industry. Our leading extraction brands provide equipment and solutions for extraction, post-processing, and testing for the cannabis and hemp industry. The extraction, post-processing and testing services are complementary and highly attractive areas of the supply chain.

Our extraction division now offers cutting-edge technologies and end-to-end service solutions. Solutions from the extraction division include equipment, technology, facility and lab design, and extensive research and development capabilities. By providing new hardware-as-a-service we intend to capture higher margin recurring revenue and supply chain optimization through streamlined product sourcing, purchasing, manufacturing, and warehousing.

These acquisitions have greatly expanded our product and service offerings in the post-harvest segment of the supply chain, and believe we are positioning the Company as the most vertically integrated total solutions provider for our cannabis and hemp customers. The global cannabis extraction market is expected to potentially grow to $24 billion by 2028, and as the cannabis industry continues to experience rapid growth globally, we expect the sales of our extraction solutions to follow a similar growth trajectory.

Facility Design & Building Services

Agrify provides fully integrated architectural, engineering, and project management oversight of qualified General Contractors for its customers commercial cannabis facilities buildouts. Each custom commercial cannabis facility is specifically designed to maximize the production output of Agrify’s proprietary VFU’s and cannabis extraction product solutions.

Corporate Information

Our principal executive offices are located at 76 Treble Cove Road, Building 3, Unit 3, Billerica, MA 01862, and our telephone number is (617) 896-5243. Our website address is www.agrify.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

We have nine wholly-owned subsidiaries, AGM Service Corp LLC (formerly AGM Service Corp Inc.), TriGrow Systems, LLC (“TriGrow”, which acted as our exclusive distributor and which was acquired in January 2020 as TriGrow Systems, Inc. and converted to TriGrow Systems, LLC in May 2020), Harbor Mountain Holdings, LLC (“HMH”, which assembled and produced many of our products and which was acquired in July 2020), Ariafy Finance, LLC, Agxiom, LLC, Cascade Sciences, LLC, Precision Extraction NewCo, LLC, PurePressure LLC and Lab Society NewCo, LLC. We also own 50% of Teejan Podponics International LLC (“TPI”) since December 2018; 60% of Agrify-Valiant, LLC, formed in December 2019; and 75% of Agrify Brands, LLC (formerly TriGrow Brands, LLC, which was acquired as part of the January 2020 acquisition of TriGrow).

Common Stock

As discussed below under the heading “Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock

As discussed below under the heading “Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our Charter, our Board has the authority to issue, without further action by our stockholders, up to 3,000,000 shares of preferred stock, none of which are currently issued and outstanding. The Board has the authority to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and the rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Warrants

As discussed below under the heading “Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Debt Securities

As discussed below under the heading “The Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, warrants and debt securities in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described herein and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022 and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements and information relating to Agrify Corporation. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to:

●	our market opportunity;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to retain our existing customers and to increase our number of customers;

●	the future growth of the indoor agriculture industry and demands of our customers;

●	our ability to effectively manage or sustain our growth;

●	integration of complementary businesses and technologies;

●	our ability to maintain, or strengthen awareness of, our brand;

●	future revenue, hiring plans, expenses, capital expenditures, and capital requirements;

●	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;

●	the loss of key employees or management personnel;

●	our financial performance and capital requirements; and

●	our ability to maintain, protect, and enhance our intellectual property.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and in the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for working capital and for other general corporate purposes.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources. Please see the discussion of the risks associated with our liquidity in the section “Risk Factors.”

RATIO OF FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

●	through underwriters for resale to the public or investors;

●	transactions on the Nasdaq Capital Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	in connection with short sales of the shares;

●	by pledge to secure debt and other obligations;

●	through the writing of options, whether the options are listed on an options exchange or otherwise;

●	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

●	through a combination of any of the above transactions; or

●	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

●	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchanges on which such securities may be listed;

●	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

●	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

With respect to any “at the market” offerings, unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent (8.0%) of the aggregate amount of the securities offered to this prospectus.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and our bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Nevada law.

General

Our articles of incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. The following description summarizes some of the terms of our certificate of incorporation and bylaws, but does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of the date of this prospectus, there were 26,591,438 shares of Common Stock outstanding, warrants outstanding to purchase 10,111,798 shares of our Common Stock and 3,296,647 shares of Common Stock subject to outstanding options. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our Board and management. The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with an “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and the combination or transaction by which the person first became an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and (a) the combination or transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (b) the combination is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (c) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

The business combination provisions do not apply to a person after the expiration of four years after the person first became an interested stockholder.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding the determination date, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10 day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10 day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent

The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Listing

Our shares of Common Stock are listed on the NASDAQ Capital Market under the symbol “AGFY.”

Preferred Stock

Our Board is authorized to issue up to 3,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

●	dividend rights;

●	dividend rates;

●	conversion rights;

●	voting rights;

●	terms of redemption; and

●	liquidation preferences.

The existence of authorized but unissued shares of preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of us or our stockholders, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designations that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into a warrant agency agreement with a warrant agent, in which case we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to either us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent, as applicable, upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our office, the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;

●	allow us to issue debt securities in one or more series;

●	do not require us to issue all of the debt securities of a series at the same time;

●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;

●	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of Agrify or the method by which any such portion shall be determined;

●	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of Agrify received on conversion;

●	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

●	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

●	the date or dates, or the method for determining the date or dates, from which interest will accrue;

●	the dates on which interest will be payable;

●	the record dates for interest payment dates, or the method by which such dates will be determine;

●	the persons to whom interest will be payable;

●	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

●	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

●	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

●	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

●	the times, prices and other terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

●	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

●	whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

●	whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

●	whether the debt securities will be in registered form, bearer form or both and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

●	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

●	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

●	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

●	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

●	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

●	whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of Agrify, as the case may be, including the conversion price or rate and the manner or calculation thereof;

●	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

●	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

●	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

●	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

●	any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

●	applicable CUSIP numbers; and

●	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Nevada Revised Statutes nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

●	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

●	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

●	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

●	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

●	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Agrify relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

●	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

●	default in making any sinking fund payment as required for any debt security of such series for five business days

●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

●	a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)	having an aggregate principal amount of at least $30,000,000; or

(ii)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

●	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Agrify or any significant subsidiary of Agrify; and

●	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

●	in the payment of the principal, any premium or make-whole amount, or interest;

●	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

●	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;

●	may involve the trustee in personal liability; or

●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

●	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

●	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

●	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

●	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

●	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

●	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to evidence the succession of another person to us as obligor under such indenture;

●	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

●	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

●	to secure the debt securities;

●	to establish the form or terms of debt securities of any series;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

●	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

●	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

●	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

●	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

●	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

●	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

●	there shall be no minimum quorum requirement for such meeting; and

●	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Agrify and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable; and

●	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities; or

●	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

●	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

●	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

●	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

●	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

●	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of Agrify will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of Agrify, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to the securities included in each unit to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Nevada law.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Burns & Levinson LLP, Boston, Massachusetts and Sherman & Howard L.L.C., Las Vegas, Nevada. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2021 and 2020 as set forth in their report dated March 31, 2022. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.  The balance sheets of Cascade Sciences, LLC as of December 31, 2020 and 2019 and the related statements of income, members’ equity and cash flows for the years then ended, have been audited by Baker Tilly US LLP, independent registered public accounting firm, as stated in their report dated December 8, 2021, which is incorporated by reference herein. The consolidated balance sheets of Mass2Media, LLC dba PC2 Holdings, LLC and Affiliate as of December 31, 2020 and 2019 and the related consolidated statements of net loss, members’ equity (deficit) and cash flows for the years then ended, have been audited by Baker Tilly US LLP, independent registered public accounting firm, as stated in their report dated December 8, 2021, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Agrify Corporation, 76 Treble Cove Road, Building 3, Unit 3, Billerica, MA 01862, or by telephone request to (617) 896-5243. Our website is located at www.agrify.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any applicable prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 29, 2022;

●	Our Current Reports on Form 8-K filed with the SEC October 5, 2021 (and the amendment thereto filed with the SEC on December 17, 2021), January 5, 2022, January 26, 2022, February 2, 2022, March 18, 2022, April 12, 2022, and June 9, 2022;

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on January 26, 2021; and

●	All future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Agrify Corporation

76 Treble Cove Road, Building 3

Billerica, MA 01862

Telephone: (617) 896-5243

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

October 18, 2022